Exhibit 10.18

Dear

We are pleased to inform you that on         , the Compensation Committee of the Board of Directors of Empire Resorts, Inc. (the “Company”) made a restricted stock grant to you pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”), of          shares (the “Shares”) of Common Stock, par value $.01 per share (the “Common Stock”), of the Company.

The Shares shall vest on

This restricted stock grant is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, and except as otherwise provided in this grant; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under this grant. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this notice as if fully set forth herein.

The Shares are not covered by an effective registration statement filed under the Securities Act of 1933, as amended, (the “Act”). By accepting the Shares, you agree that you are acquiring the Shares for your own account and without a view to resale or distribution in violation of the Act or any other securities law. Furthermore, you may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or the Plan. Except as otherwise provided in this grant, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period as set forth in the Plan (such period during which the Shares are subject to such restrictions and conditions is referred to as the “Restricted Period”). During the Restricted Period with respect to the Shares, the Company shall have the right to retain in the Company’s possession, on your behalf, the certificate or certificates representing the Shares, but the Company shall surrender such certificates to you at the end of the Restricted Period or upon the occurrence of a Change in Control.

During the Restricted Period, you may exercise full voting rights and shall receive all regular cash dividends and any other distributions paid with respect to the Shares. Except as the Compensation Committee shall otherwise determine, any other cash dividends and other distributions paid to you with respect to the Shares, including any dividends and distributions paid in shares of common stock, shall be subject to the same restrictions and conditions as the Shares with respect to which they were paid.

You understand and acknowledge that, under existing law, unless at the time of vesting of the Shares a registration statement under the Act is in effect as to such Shares (i) the Shares may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel reasonably satisfactory to the Company that such registration is not required under an exemption from such registration; and (iv) the Company will place an appropriate “stop transfer” order with its transfer agent with respect to such Shares in accordance with the foregoing;

You understand and acknowledge that you (and not the Company or any of its subsidiaries) shall be responsible for any tax obligation that may arise as a result of the transactions contemplated by this grant, and you shall pay to the Company the amount determined by the Company to be such withholding tax obligation at the time such tax obligation arises, and the Company shall make such payment to the applicable taxing authorities. If you fail to make such payment, the number of Shares necessary to satisfy the tax obligations shall be retained by the Company in satisfaction of such withholding obligation. You shall notify the Company within 10 days of any election made pursuant to Section 83(b) of the Code. You shall reflect the value of such Shares as determined by the Company on such election form. You may not receive the Shares unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to receive your Shares when desired even though your Shares are vested, and the Company shall have no obligation to issue a certificate for such Shares unless such tax withholding obligation is satisfied.

You agree that the Company (or a representative of any underwriters engaged by the Company) may, in connection with the registration of the offering of any securities of the Company under the Act, require that you not sell, dispose of, transfer, make any short sale of, grant any Shares for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the Company or such underwriters not to exceed 180 days following the effective date of any registration statement of the Company filed under the Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or such underwriters as are consistent with the foregoing and are on substantially the same terms as those agreed to by directors, other executive officers or significant shareholders of the Company. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period.

Please kindly evidence your acceptance of this grant and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words “Agreed To and Accepted.”

Very truly yours,

EMPIRE RESORTS, INC.

By:

AGREED TO AND ACCEPTED: